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                                                                   Exhibit 99(c)

                            RELIASTAR FINANCIAL CORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, JULY 27, 2000
                                   10:00 A.M.
                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401


















[LOGO]   RELIASTAR FINANCIAL CORP.                      VOTING INSTRUCTION FORM
         20 WASHINGTON AVENUE SOUTH
         MINNEAPOLIS, MINNESOTA 55401
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                 RELIASTAR COMMON STOCK VOTING INSTRUCTION FORM
                     RELIASTAR SUCCESS SHARING PLAN AND ESOP

I hereby instruct The Northern Trust Company, the Trustee of the ReliaStar Success Sharing Plan and ESOP ("Plan"), to vote my interest in the shares of ReliaStar common stock held in the Plan as of the close of business on June 16, 2000, at the Special Meeting of ReliaStar Financial Corp. to be held on July 27, 2000, and any adjournment thereof, in the manner directed by telephone, by internet or on this form with respect to the proposals described in the accompanying Notice of Special Meeting and Prospectus/Proxy Statement.

I understand that my instructions by telephone, Internet or as marked on this form must be received by the Trustee by 5 p.m. (Eastern Daylight Time) on July 25, 2000. I also acknowledge receipt of the proxy materials for the Special Meeting.

I understand that if no instruction is indicated by telephone, internet or on this voting instruction form, the Trustee will vote the shares of ReliaStar common stock allocated to my account under the Plan held in the ReliaStar common stock fund (the "Company Stock Investment Fund") on the proposal shown on this instruction form proportionally in accordance with instructions received from other Plan participants with respect to shares of ReliaStar common stock held in the Company Stock Investment Fund unless to do so would be inconsistent with the Trustee's duties under applicable law. In addition to the foregoing, I also understand that all unallocated shares of ReliaStar common stock held in the Company Stock Investment Fund under the Plan shall be voted by the Trustee proportionately in the same manner as it votes shares of ReliaStar common stock as to which the Trustee has received voting instructions from participants under the Plan unless to do so would be inconsistent with the Trustee's duties under applicable law.


                      See reverse for voting instructions.
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                                                                       Company #
                                                                       Control #


                               VOTING INSTRUCTIONS
                THERE ARE THREE WAYS TO INSTRUCT THE PLAN TRUSTEE

                                VOTE BY INTERNET
                           HTTP:// www.directvote.com

         Use the Internet to submit your instructions to the Plan Trustee 24 hours a day, 7 days a week. Have your instruction form in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above) to create an electronic ballot.

                                VOTE BY TELEPHONE
                                 1-888-216-1329

         Use any touch-tone telephone to submit your instructions to the Plan Trustee 24 hours a day, 7 days a week. Have your instruction form in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

                                  VOTE BY MAIL

         Mark, sign and date your voting instruction form and return it in the postage paid envelope provided.

         YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE PLAN TRUSTEE TO VOTE YOUR SHARES HELD IN THE PLAN IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR INSTRUCTION FORM. YOUR INSTRUCTIONS BY INTERNET, TELEPHONE OR AS MARKED ON THIS FORM MUST BE RECEIVED BY THE TRUSTEE BY 5 P.M. (EASTERN DAYLIGHT
TIME) ON JULY 25, 2000.

         Thank you for voting.

                        IF YOU VOTE BY PHONE OR INTERNET,
                PLEASE DO NOT MAIL YOUR VOTING INSTRUCTION FORM.
                               Please detach here

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

  To approve and adopt the agreement and plan of merger, dated as of April 30,
      2000, among ING Groep N.V., ING America Insurance Holdings, Inc., SHP
         Acquisition Corp., and ReliaStar Financial Corp. and the merger contemplated thereby, as described in the
                    accompanying prospectus/proxy statement.

THE PLAN TRUSTEE SHALL VOTE MY SHARES AS FOLLOWS:


                For / /           Against / /             Abstain / /


                                                Date____________________________


Address Area
                                                 Signature of Participant in Box
                                        (Please date and sign exactly as shown.)


Proxy #                          Account #                    Issue or Issuer #